Exhibit 99

Press Release

NEW YORK, June 30 (Reuters) - Oil company United Heritage Corp. (UHCP.O: Quote, Profile, Research) said Friday it will restate financial statements for fiscal years 2001 and 2000 following a review of recently completed independent engineering reports and discussions among management, the board and independent consultants.

The company said this in addition to previously announced restatement of its financial statements for the fiscal years ended March 31, 2002 through March 31, 2005.

It said, as previously announced, the restatement is focused on the reserves reported for the Cato Unit and the Wardlaw Field.